Exhibit 10.5

Execution Copy
UNITED STATES COMMODITY FUNDS LLC

DIRECTOR DEFERRED COMPENSATION AGREEMENT

This DIRECTOR DEFERRED COMPENSATION AGREEMENT (“Agreement”) is effective as of April 1, 2010, by and between United States Commodity Funds LLC, a Delaware limited liability company (the “Company”), each of the Funds (as defined below), and the undersigned director of the Company (the “Director”).

Recitals

A.           The board of directors of the Company has determined that it is in the best interests of the Company and each commodity fund for which the Company acts as the general partner (each a “Fund”, together, the “Funds”), including United States Oil Fund, LP, United States 12 Month Oil Fund, LP, United States Short Oil Fund, LP, United States Natural Gas Fund, LP, United States 12 Month Natural Gas Fund, LP, United States Short Natural Gas Fund, LP, United States Heating Oil Fund, LP, United States Gasoline Fund, LP and United States Brent Oil Fund, LP, to assure that the Company and the Funds will have the continued dedication and objectivity of the Director.

B.           The board of directors believes that it is important to provide the Director with deferred compensation to provide sufficient incentive to the Director to continue his service to the Company and the Funds.

In consideration of the mutual covenants herein contained, and in consideration of the Director’s continuing service to the Company, the parties agree as follows:

1.	Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

A.	Cause. “Cause” shall mean the Director’s gross negligence, willful misconduct or failure to satisfy his fiduciary duties as a director.

B.
Deferred Compensation.  “Deferred Compensation” shall mean compensation in an amount equal to two times the Director’s annual compensation for services as a director (including compensation for service on any committee of the board of directors) as of the date hereof.

C.
Disinterested Board. “Disinterested Board” shall mean the board of directors of the Company excluding those members of the board of directors, if any, who are parties to agreements or arrangements identical to or substantially similar to this Agreement.

D.
Resignation for Good Reason. “Resignation for Good Reason” shall mean the Director’s resignation because (i) his compensation as a Director decreases below the amount of compensation in effect on the date of this Agreement, (ii) his expenses are not reimbursed at least to the same degree as they were reimbursed during the period that he served as a director prior to the date of this Agreement, (iii) there is any material adverse change in his duties as a director of the Company from his current duties, or any material increase in the amount of time (including travel time) necessary to perform such duties from the amount of time currently spent by him, (iv) the Company fails to maintain directors and officers errors and omissions insurance coverage at least equivalent in amount and terms to the current coverage, (v) the Company breaches this Agreement, or (vi) circumstances are imposed on him by the Company that would, in his reasonable judgment, make him unable to perform his duties as a director of the Company in an appropriate manner.

E.
Separation from Service.  “Separation from Service” shall mean the Director’s separation from service as a member of the Board within the meaning of Section 409A of the Internal Revenue Code and the regulations thereunder.

2.	Deferred Compensation.

A.
Payment of Deferred Compensation. The Deferred Compensation shall be paid in the manner set forth in Section 2.B and 2. C below on the earliest to occur of (i) April 1, 2012, (ii) the Director’s Separation from Service, or (iii) the Director’s death.  Notwithstanding the foregoing, upon the Director’s Separation from Service prior to April 1, 2012 due to (A) the Director’s voluntary resignation that is other than a Resignation for Good Reason or (B) Cause, the Director shall forfeit and shall not be entitled to receive payment of his Deferred Compensation.

B.
Timing of Payment of Deferred Compensation. The Deferred Compensation shall be paid to the Director (or in the event of the Director’s death, (i) to his beneficiary designated in accordance with procedures established by the Company or (ii) if no such beneficiary is designated, to his estate) by the Funds in a single lump sum within fourteen days after the date such Deferred Compensation becomes due and payable to the Director pursuant to Section 2.A.

C.	Payment by the Funds. Payment of the Deferred Compensation shall be apportioned among the Funds in a manner consistent with the payment of fees and expenses of the directors.

3.
Segregated Account.  An amount equal to the Deferred Compensation shall be deposited within fourteen days of the effective date of this Agreement  and maintained in a segregated account of the Funds to be held by the Funds’ custodian, Brown Brothers Harriman & Co., Inc. (“BBH”), on behalf of the Company and the Funds.  However, the segregated account and any other assets of the Company and the Funds shall not be treated as set aside for or dedicated to the Director, and the Deferred Compensation is not intended to be treated as funded for purposes of the Internal Revenue Code or otherwise.  The Director shall have no interest in or claim on such segregated account or any other assets of the Company or the Funds other than that of a general creditor.

4.	Termination and Amendment of this Agreement.

A.	Termination. This Agreement shall terminate on the date that all obligations of the parties hereunder have been satisfied.

B.
Form of Amendment. The form of any amendment of this Agreement shall be a written instrument signed by the Director and by a duly authorized officer or officers of the Company.  Any such amendment shall have been approved by the Disinterested Board.

5.
Successors.  Any successor to the Company or any of the Funds (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) or to all or substantially all of the business and/or assets of the Company or any of the Funds, as applicable, shall assume the obligations under this Agreement.  For all purposes under this Agreement, the term “Company” or “Fund” shall include any successor to the business and/or assets of the Company or any Fund, as applicable, which becomes bound by the terms of this Agreement by operation of law.

6.
Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Director, mailed notices shall be addressed to him at the home address that was most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

7.	Miscellaneous Provisions.

A.
Compliance with Section 409A.  This Agreement is intended to comply with Section 409A of the Internal Revenue Code and the regulations thereunder (“Section 409A”) and shall be interpreted and operated in accordance with such intent.  In the event that a Director is a “specified employee” within the meaning of Section 409A, any amounts payable under this Agreement that constitute deferred compensation within the meaning of Section 409A and that become payable upon a Separation from Service shall be delayed and paid upon the earlier of the first day of the seventh  month following such Separation from Service or the Director’s death, if such delay is necessary to comply with Section 409A.  Any adverse tax consequences incurred by the Director under this Agreement, whether a result of Section 409A or otherwise, are the sole responsibility of the affected Director.

B.
Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Director and by an authorized officer of the Company.  No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

C.
Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

D.	Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

E.
Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

F.
No Assignment of Benefits. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor’s process, and any action in violation of this subsection (E) shall be void.

G.
Assignment by Company and the Funds. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company.  In the event of any such assignment, the term “Company” when used in a section of this Agreement shall mean the Company that the Director is actually associated with.  No Fund may assign this Agreement without the prior written consent of the Director.

H.	Headings. The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any provisions of this Agreement.

I.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

United States Commodity Funds LLC

By:
Name:
Title:

United States Oil Fund, LP, by its general partner United States Commodity Funds LLC

By:
Name:
Title:

United States 12 Month Oil Fund, LP, by its general partner United States Commodity Funds LLC

By:
Name:
Title:

United States Short Oil Fund, LP, by its general partner United States Commodity Funds LLC

By:
Name:
Title:

United States Natural Gas Fund, LP, by its general partner United States Commodity Funds LLC

By:
Name:
Title:

United States 12 Month Natural Gas Fund, LP, by its general partner United States Commodity Funds LLC

By:
Name:
Title:

United States Short Natural Gas Fund, LP, by its general partner United States Commodity Funds LLC

By:
Name:
Title:

United States Heating Oil Fund, LP, by its general partner United States Commodity Funds LLC

By:
Name:
Title:

United States Gasoline Fund, LP, by its general partner United States Commodity Funds LLC

By:
Name:
Title:

United States Brent Oil Fund, LP, by its general partner United States Commodity Funds LLC

By:
Name:
Title:

Director

Name: